Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Manuka LTD.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Manuka LTD (the "Company") as of December 31, 2021, and 2020, and the related consolidated statements of comprehensive income, shareholders' equity, and cash flows, for the year ended December 31, 2021, and the Period from March 22, (inception) to December 31,2020 and the related notes (collectively referred to as the "financial statements").

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the for the year ended December 31, 2021, and the Period from March 22, (inception) to December 31,2020, in conformity with the U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that were communicated or required to be communicated to the Board of Directors and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going concern — Refer to Note 1 to the financial statements

Critical Audit Matter Description

Management has concluded that there are no material uncertainties that give rise to significant doubt over the Company’s ability to continue as a going concern for at least twelve months from the date of the approval of the financial statements.

The Company is at its early stages, is thinly capitalized and has not yet generated cash from operations. The Company raised funds from an outside investor, which is not sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements. Management plans are mainly reliant on the support of its major shareholder by way of unequivocal support letter securing the necessary funds for the Company in the foreseeable future.

We determined the Company's ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company's future cash flows, in particular the judgment over the reliance on the shareholders support and his ability to support the Company.

How the Critical Audit Matter Was Addressed in the Audit

We performed the following audit procedures:

We reviewed the Company's negative cash flows from operations

Enquiring management regarding the mitigating actions to reduce costs and manage cash flows and assessing whether the mitigating actions were within the Company’s control.

We noted that the Company’s plans are mainly relying on the support from its shareholder and we focused our procedures on corroborating his ability to support the Company.

•	We have asked for access to bank statements and other information to evaluate the ability to support the Company for the next twelve months.
•	Reading public information to try to corroborate the sources of the capitalization of the major shareholder.

We evaluated the Company’s disclosures and ongoing concern against the requirements of ASC 205-40 and PCAOB AS 2415.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A firm in the Deloitte Global Network
Tel Aviv, Israel
July 5, 2022

MANUKA LTD.

FINANCIAL STATEMENTS
DECEMBER 31, 2021

MANUKA LTD.

FINANCIAL STATEMENTS AS OF
DECEMBER 31, 2021

U.S. DOLLARS

MANUKA LTD.
BALANCE SHEETS

		December 31
	Note	2 0 2 1	2 0 2 0
		$	$
ASSETS

CURRENT ASSETS
Cash and cash equivalents		471,074	3,054
Trade receivables		171	-
Other receivables		19,477	4,275
Inventory	3	73,972	-
Total current assets		564,694	7,329

NON-CURRENT ASSETS:
Property and equipment, net	5	36,500	1,073
Operating lease right-of-use assets	7	55,402	-
Intangible assets, net	6	32,154	-
Total long-term assets		124,056	1,073

TOTAL ASSETS		688,750	8,402

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Short-term credit		96,608	-
Trade account payables		42,040	9,098
Short-term operating lease liabilities	7	19,118	-
Other account payables		101,875	2,369
Total current liabilities		259,641	11,467

NON-CURRENT LIABILITIES:
Long-term loan from a related party	9	238,957	62,272
Long-term operating lease liabilities	7	38,369	-
Other liabilities	6	32,268	-
Total long-term liabilities		309,594	62,272

Total liabilities		569,235	73,739

SHAREHOLDERS' EQUITY (DEFICIENCY):
Ordinary shares (“Ordinary Shares”) of NIS 0.01 par value – Authorized: 1,000,000 shares as of December 31, 2021 and 2020 respectively; Share capital - Ordinary Shares, NIS 0.01 par value: issued and outstanding-120,834 and 100,000 shares as of December 31, 2021 and 2020, respectively.	8	345	278
Capital reserve from transaction with related parties		14,806	2,065
Additional paid in capital		501,831	-
Accumulated deficit		(397,467)	(67,680)
Total shareholders' deficiency		119,515	(65,337)

Total liabilities and shareholders' equity (deficiency)		688,750	8,402

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
STATEMENTS OF COMPREHENSIVE INCOME
U.S. DOLLARS

	Year ended December 31	Period from March 22, (Inception) to December 31
	2 0 2 1	2 0 2 0
	$	$

Revenues	7,057	-
Costs of revenues	793	-

Gross profit	6,264	-

Operating expenses
Sales and marketing	66,648	38,392
General and administrative	229,947	22,579

Total operating expenses	296,595	60,971

Operating loss	(290,331)	(60,971)

Financial expenses, net	(39,456)	(6,709)

Net Loss and Total Comprehensive Loss	(329,787)	(67,680)

Loss per share:
Basic and diluted net loss per share	(3.28)	(0.68)

Weighted average number of Ordinary Shares used in calculation of net loss per Ordinary Share:	100,471	100,000

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
U.S. dollars

	Ordinary Shares		Capital Reserve	AdditionalPaid In Capital	Accumulated Deficit	Total
	Number	$	$	$	$	$

Balance as of March 22, 2020 (*)	100,000	278		-	-	278

Transactions with shareholders (Note 8)	-	-	2,065		-	2,065

Net Loss	-	-		-	(67,680)	(67,680)
Balance as of December 31, 2020	100,000	278	2,065	-	(67,680)	(65,337)

Issuance of Ordinary Shares	20,834	67		501,831	-	501,898

Transactions with shareholders (Note 8)	-	-	12,741		-	12,741

Net Loss	-	-		-	(329,787)	(329,787)
Balance as of December 31, 2021	120,834	345	14,806	501,831	(397,467)	119,515

(*) Date of inception

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
STATEMENTS OF CASH FLOWS
U.S. dollars

	Year ended December 31	Period from March 22, (inception) to December 31,
	2 0 2 1	2 0 2 0
	$	$
Cash flows from operating activities:
Net loss	(329,787)	(67,680)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,422	93
Increase in operating lease liabilities	2,084	-
Increase in other liabilities	113	-
Accrued interest from shareholder loans	12,741	2,065
Increase in accounts receivable and prepaid expenses	(15,374)	(4,274)
Increase in accounts payable and accrued expenses	120,910	11,466
Increase in inventory	(73,972)	-

Net cash used in operating activities	(279,863)	(58,330)

Cash flows used in investing activities:
Purchase of property and equipment	(27,309)	(1,166)

Net cash used in investing activities	(27,309)	(1,166)

Cash flows provided by financing activities:
Short-term credit	96,608	-
Issuance of Ordinary Shares	501,898	278
Loan received from shareholders	176,686	62,272

Net cash provided by financing activities	775,192	62,550

Increase in cash and cash equivalents	468,020	3,054

Cash and cash equivalents at beginning of period	3,054	-

Cash and cash equivalents at end of period	$471,074	$3,054

Non-cash activities:

Right-of-use asset recognized with corresponding lease liability	59,743	-
Intangible assets recognized with corresponding other liability	32,154	-
Purchase of property and equipment in credit	11,539	-

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 1 - DESCRIPTION OF BUSINESS AND GENERAL

Manuka Ltd. (the “Company") was incorporated under the laws of the State of Israel on March 22, 2020 and started its business activities close to the date of incorporation. Since its inception, Manuka’s business activities primarily consisted of developing and manufacturing skincare products based on Manuka honey and bee venom from New Zealand, among other natural ingredients, marketed and sold in Israel. Manuka’s website and mobile applications currently offer some cosmetic products.

The Company is at its early stages, is thinly capitalized and has not yet generated cash from operations. The Company raised funds from an outside investor, which is not sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements, which raises substantial doubts as to the Company’s ability to continue as going concern. Management’s plans to alleviate such doubts are mainly reliant on the support of its major shareholder by way of an unequivocal support letter securing the necessary funds for the Company in the foreseeable future.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.        Accounting principles:

  The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

B.        Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

C.        Functional currency:

The functional currency of the Company is the U.S dollar (“$” or “dollar”) since the dollar is the currency of the expected primary economic environment in which the Company is and would operate.

The dollar figures are determined as follows: transactions and balances originally denominated in dollars are presented at their original amounts.  Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively.  For non-dollar transactions reflected in the statement of operations, the exchange rates at transaction dates are used.  Depreciation and other changes deriving from non-monetary items are based on historical exchange rates.

The resulting translation gains or losses are recorded as financial income or expenses, as appropriate.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

D.        Cash and cash equivalents:

The Company considers all highly liquid investments, which include short-term bank deposits that are not restricted as to withdrawal or use and such deposits have a period to maturity which did not exceed three months at the time of investment, to be cash equivalents.

E.         Inventory:

Inventories are recorded at the lower cost or net realizable value. Cost is determined on a weighted average basis.

The Company periodically evaluates the inventory quantities on hand relative to historical and projected sales volumes, current and historical selling prices, and contractual obligations to maintain certain levels of products. Based on these evaluations, inventory write-offs are provided to cover risks arising from slow-moving items, discontinued products, excess inventories, and market prices lower than cost and adjusted revenue forecasts.

F.         Property and equipment:

These assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of each asset.

  Annual rates of depreciation are as follows:

%

Computers and electronic equipment	33
Capitalization of website development costs	20
Office furniture and equipment	7

G.        Impairment of long-lived assets:

The Company's long-lived assets (assets group) to be held or used, including the right of use assets and intangible assets that are subject to amortization, are reviewed for impairment in accordance with Accounting Standards Codification (“ASC”) 360, "Property, Plant, and Equipment" whenever events or changes in circumstances indicate that the carrying amount of a group of assets may not be recoverable. The recoverability of a group of assets to be held and used is measured by a comparison of the carrying amount of the group to the future undiscounted cash flows expected to be generated by the group. If such a group of assets is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Fair value is determined through various valuation techniques including discounted cash flow models and third‑party independent appraisals, as considered necessary. During the years ended December 2021 and 2020, the Company did not record any impairment charges attributable to long-lived assets.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

H.        Basic and diluted net loss per share:

Basic loss per share is computed by dividing the net loss applicable to holders of Ordinary Shares by the weighted average number of shares of Ordinary Shares outstanding during the year per share is computed by dividing the net loss applicable to holders of Ordinary Shares by the weighted average number of Ordinary Shares outstanding plus the number of additional Ordinary Shares that would have been outstanding if all potentially dilutive Ordinary Shares had been issued, using the Treasury Shares Method, in accordance with ASC 260-10, "Earnings per Share".

I.         Income Tax:

Income taxes: The Company accounts for income taxes in accordance with ASC 740, "Income Taxes." This ASC prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value. The Company establishes reserves for uncertain tax positions based on an evaluation of whether the tax position is “more likely than not” to be sustained upon examination. The Company records interest and penalties pertaining to its uncertain tax positions in the financial statements as income tax expenses. As the Company is in an early stage, a valuation allowance was provided on any deferred tax assets. The Company has not recorded any liability for uncertain tax positions for the years ended December 31, 2021, and 2020.

J.         Revenue recognition:

The Company generates its revenues mainly from sales of skincare products. Revenues from the Company's contracts with customers are recognized using the five-step model in ASC 606, "Revenue from Contracts with Customers." At first, the Company determines if an agreement with a customer is considered to be a contract to the extent it has a commercial substance, it is approved in writing by both parties, all rights and obligations including payment terms are identifiable, and the agreement between the parties creates enforceable rights and obligations, and collectability in exchange for goods that will be transferred to the customer is considered as probable. The Company then assesses the transaction price for a contract in order to determine the consideration the Company expects to receive for satisfying the performance obligations called for in the contract, which generally includes only one performance obligation.

Revenues for performance obligations are recognized at the point in time when control is transferred to the customer (which is generally upon delivery) and include mainly revenues from the sales of the skincare products.

K.        Concentration of credit risk:

The Company maintains an allowance based on a specific analysis of each customer account receivable’s aging, assessment of its related risk, and ability of the customer to make the required payment. In addition, in accordance with ASC 326, "Financial Instruments - Credit Losses,” an allowance is maintained for estimated forward-looking losses resulting from the possible inability of customers to make required payments (current expected losses). The amount of the allowance is determined principally on the basis of past collection experience and known financial factors regarding specific customers. Trade accounts receivables are written off against the allowance when it becomes evident that collection will not occur. Credit is extended to customers satisfying pre-defined credit criteria.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

L.        Commitments and contingencies:

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

M.       Fair value measurements:

ASC 820, "Fair Value Measurement and Disclosure," clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Significant other observable inputs based on market data obtained from sources independent of the reporting entity.

Level 3 - Unobservable inputs which are supported by little or no market activity.

As of December 31, 2021 and 2020, the Company did not have any derivative instruments or other financial instruments, carried at fair value on a recurring or nonrecurring basis.

N.        Leases:

In accordance with ASC 842, “Leases,” the Company determines if an arrangement is a lease and the classification of that lease at inception based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefits from the use of the asset throughout the period, and (3) whether the Company has a right to direct the use of the asset.

Right-of-use (“ROU”) assets and lease liabilities are recognized at the commencement date based on the present value of remaining lease payments over the lease term. ROU assets are initially measured at amounts, which represent the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The lease liability is initially measured based on the discounted present value of remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the time of commencement. The implicit rate within the operating leases is generally not reasonably determinable, therefore, the Company uses the Incremental Borrowing Rate (“IBR”) based on the information available at the commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located.

Certain leases include options to extend or terminate the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company will not exercise the option.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

O.        Impact of recently issued and adopted accounting standards:

In December 2019, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve the consistent application. This standard was effective for the Company beginning January 1, 2021, and was applied on a modified retrospective basis. This standard did not have a material impact on the Company's financial statements and disclosures.

P.         New accounting pronouncements not yet effective:

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40)-Accounting for Convertible Instruments and Contracts in an Entity's Own Equity” (“ASU 2020-06”). ASU 2020-06simplifies accounting for convertible instruments by removing major separation models required under the U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. ASU 2020-06removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. It also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for annual and interim periods beginning after December 15, 2021. The Company expects that this guidance will not have a significant impact on the Company’s consolidated financial statements and interim periods within those fiscal years.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815- 40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options.” The guidance is effective for the Company on January 1, 2022. The Company expects that this guidance, will not have a significant impact on the Company’s consolidated financial statements.

NOTE 3 - INVENTORIES

	December 31,
	2021	2020

Raw materials	31,098	-
Finished goods	42,874	-
	73,972	-

The Company did not record inventory write-offs during the years ended December 31, 2021, 2020.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 4 - COMMITMENTS AND CONTINGENT LIABILITIES

The Company's skincare products are manufactured in Israel by a sole manufacturer, Waitemata Honey Co. Ltd. (the “Vendor” or “Waitemata Honey”) with Mānuka honey ingredients. The Company imports Mānuka honey from its supplier in New Zealand. Pursuant to the agreement with the New Zealand supplier in July 2021, on February 28, 2022, the Company was granted an import license from the Israeli Ministry of Health, the “MoH” and the “MoH License,” which allows it to import Mānuka honey from Waitemata Honey.

The skincare product formulas are the intellectual property of the Company, pursuant to an agreement signed by the Company and the Vendor on December 14, 2021 (the “Formula Agreement”).

Pursuant to the Formula Agreement, the Vendor was granted exclusivity as the manufacturer of the Company's cosmetic products. The Company is entitled at any time to replace the Vendor as the sole manufacturer. If the Company so decides it will have to pay the Vendor approximately US$ 6,000 (NIS 20,000), linked to the Israeli CPI, for each formula for which the manufacturer was replaced.

The Formula Agreement is for the manufacturing of six formulas of cosmetic materials production and  the rights to purchase these formulas with a term of 10 years.

The Company accounted for the Formula Agreement as the acquisition of the IP associated with the development of the formulas in consideration of granting exclusivity rights. The Company recorded an intangible asset in the amount of US$ 36,000 (NIS 120,000), amortized over the term of the contract with a corresponding liability in the same amount for the exclusivity liability.

NOTE 5 - PROPERTY AND EQUIPMENT, NET

	December 31,
	2021	2020
Cost:

Computers and electronic equipment	5,752	1,166
Capitalization of website development costs	34,263	-
	40,015	1,166
Accumulated depreciation:
Computers and electronic equipment	(700)	(93)
Capitalization of website development costs	(2,815)	-
	(3,515)	(93)

Depreciated cost	36,500	1,073

                    Depreciation expense for the years ended December 31, 2021 and 2020 were $3,422, and $93 respectively.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars
NOTE 6 - INTANGIBLES, NET

The gross book value, accumulated amortization, and amortization periods of intangible assets are as follows:

	December 31, 2021
	Estimated Useful Life (in years)	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted Average Remaining Useful Life (in years)

Acquisition of IP	10	32,154	-	32,154	10

NOTE 7 - LEASES

On August 10, 2021, the Company entered into an operating lease agreement for its office. The Company signed a new agreement for its current office and manufacturing facilities lease, which originally was to end in 2022. The lease agreement is for one year starting in October 2021 with two options to extend the lease by an additional one year for each option until September 30, 2024. The Company is reasonably certain that it will exercise the two additional options starting in October 2022.

The components of operating lease costs were as follows:

	December 31,	Period from March 22, (inception) to December 31,
	2021	2020

Operating lease cost	5,511	-
Total lease costs	5,511	-

a.	Supplemental balance sheet information related to operating leases is as follows:

	December 31,
	2021	2020

Operating lease ROU assets	55,402	-
Operating lease liabilities, current	19,118	-
Operating lease liabilities, long-term	38,369	-
Weighted average remaining lease term (in years)	2.75	-
Weighted average discount rate	7.85%	-

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 7 - LEASES (cont.)

b.	Future lease payments under operating leases as of December 31, 2021, are as follows:

December 31,
2021

2022	22,958
2023	23,537
2024	17,653
Total undiscounted lease payments	64,148
Less: imputed interest	(6,661)
Present value of lease liabilities	57,487

NOTE 8 - SHAREHOLDERS' EQUITY

                  A. Shareholders Rights:

Ordinary Shares confer upon their holders the right to receive notice to participate and vote in general meetings of shareholders of the Company, the right to receive dividends, if declared, and the right to receive a distribution of any surplus of assets upon liquidation of the Company.

                  B. Issuance of Shares:

On December 20, 2021, the Company entered into a securities purchase agreement (the “SPA”) with certain investors pursuant to which the Company agreed to sell 20,864 Ordinary Shares to the investors for aggregate consideration of $500,016, representing 17.24% of the Company shares on a fully diluted basis.

In the event that the Company shall issue, to any entity, shares, options or other securities converted into shares, at a price per share of less than US$24.00 (the "Reduced Price"), the Company shall make the investor whole in a way of additional issuance of shares such that the investor has effectively paid the Reduced Price. Such right shall expire once the Company has raised an aggregate of at least US$1,000,000.

In the event that the Company shall issue to the Founder (as defined below) and/or any third party, shares having rights senior to the rights of the shares issued to the investor ("Preferred Shares"), then the shares issued to the investor shall be converted to the same Preferred Shares, on the date the Company issues such Preferred Shares. Such right shall expire once the Company has raised an aggregate of at least US$1,000,000.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

 NOTE 9 - RELATED PARTY BALANCES AND TRANSACTIONS

During 2020 and 2021 the founder of the Company, Mr. Shimon Citron, a director and Chief Executive Officer of the Company (“Founder”), provided the Company with several loans at an aggregate amount of $239,000 as of December 31, 2021. The loans bear no interest and are linked to the Israeli Consumer Prices Index (“CPI”). The repayment date has not been determined.

The Company considered whether the loans the Company received from its Founder is beneficial and hence such benefit should be recorded in capital reserve from the transaction with a related party.

The Company estimated the value of the benefit as the difference between the interest rate stipulated in the contract and the interest rate commensurate with such loans expected in an arms-length transaction (inclusive adjustment to the size of the loan and the fact that it is unsecured, which the Company's management considers being the best estimate of the Company’s interest rate close to the date of receiving loans from the shareholders). Accordingly, as a result of the fact that the Founder’s loan bears no interest and with no maturity date, the benefit is determined each year at the beginning of the year, as the discount of the loans at the effective interest rate (determined above) determined to be approximately 8.85%. The benefit for the years ended December 31, 2020, and 2021 were US$ 2,065 and US$ 12,741 respectively.

a.	Balances with related parties:

	December 31,
	2021	2020

Long-term Loan from a related party	238,957	62,272

b.	Transactions with related parties:

	December 31,	Period from March 22, (inception) to December 31,
	2021	2020

Management fees to a shareholder	48,808	-

Interest on loans from controlling shareholder	12,741	2,065

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 10 - TAX ON INCOME

A.	Tax rates applicable to the income of the Israeli companies:
Manuka is taxed according to Israeli tax laws.
The Israeli corporate tax rate from the year 2018 and onwards is 23%.

B.	As of December 31, 2021, the Company had total net operating losses in Israel of approximately $393 thousand, which may be carried forward and offset against taxable income in the future.

C.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2021	2020
	U.S. $
Operating loss carryforward	370,617	64,058

Net deferred tax asset before valuation allowance	85,242	14,733
Valuation allowance	(85,242)	(14,733)
Net deferred tax asset	—	—

As of December 31, 2021, the Company has provided a full valuation allowance of $85,242 in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences. Management currently believes that because the Company has a history of losses, it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

D.
Available Carryforwards tax losses:

As of December 31, 2021, the Company has an accumulated tax loss carryforward of approximately $371,000. Carryforward tax losses in Israel are of unlimited duration.

E.	Due to the Company’s cumulative losses, the effect of ASC 740 as codified from ASC 740-10 is not material.

NOTE 11 - SUBSEQUENT EVENTS

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to identify matters that require additional disclosure. The Company evaluated subsequent events through July 5, 2022, the date that the financial statements were issued. The Company has concluded that no subsequent event has occurred that require disclosure other than the below.

On March 6, 2022, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Artemis Therapeutics, Inc (“Artemis”) a shell company incorporated in the State of Delaware, and the shareholders of the Company (the “Shareholders”).

The Share Exchange Agreement provides that, upon the terms, and subject to the conditions set forth therein, on the closing date (the “Closing”), Artemis will acquire all of the outstanding shares of the Company (the “Manuka Shares”) from the Shareholders in exchange of the issuance of 31,549,132 shares of common stock and 110,000 Series D Preferred stock of Artemis (the “Consideration Shares”), Such preferred shares are convertible into 66,000,000 shares of common stock of Artemis.  As a result, the Shareholders will hold, immediately following the Closing, eighty-seven percent (87%) of Artemis’s issued and outstanding share capital.

The Share Exchange Agreement is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Artemis was treated as the “acquired” company for financial reporting purposes and the Company is considered the accounting acquirer.